UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2020 (March 31, 2020)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Conversion Agreement

On March 31, 2020, Cool Holdings, Inc. (the “Company”) entered into conversion agreements (the “Conversion Agreements”) with certain debt holders (the “Holders”) to convert the outstanding aggregate principal amount of the convertible notes held by the Holders, including interest accrued thereon, into shares of common stock (the “Equity Securities”) of the Company at a conversion price of $0.17 per Equity Security (the “Conversion Price”).  The Conversion Agreements also resulted in the cancellation of warrants, issued by the Company to certain Holders in connection with their acquisition of convertible notes (“Warrants”), to purchase 210,002 common shares of the Company at a price of $4.25 per share, as well as cancellation of Warrants to purchase an indeterminate number of common shares which were exercisable by dividing the principal amount of the convertible notes by a price that is 30% below the twenty-day volume weighted average price of the Company’s common shares immediately prior to the date the Company was to obtain shareholder and regulatory approval to permit the conversion of the convertible notes.

The Holders entering into Conversion Agreements with the Company consist of holders of: (i) a principal amount of $91,666 pursuant to a 0% senior convertible note issued on January 19, 2018; (ii) a principal amount of $1,700,000 pursuant to 12.0% unsecured convertible notes (the “Convertible Notes”) issued on October 24, 2018; (iii) a principal amount of $400,000 pursuant to a Convertible Note issued on November 29, 2018; (iv) a principal amount of $1,500,000 pursuant to Convertible Notes issued on May 16, 2019; (v) a principal amount of $175,000 pursuant to Convertible Notes issued on July 9, 2019; (vi) a principal amount of $175,000 pursuant to Convertible Notes issued on August 8, 2019; (vii) a principal amount of $3,450,500 pursuant to Convertible Notes issued on September, 11, 13, 20, 23 and 24, 2019. Altogether, such Conversion Agreements have resulted in the conversion of an aggregate $8,183,180 of indebtedness, including $691,014 of accrued interest, into 48,136,344 Equity Securities of the Company, and the cancellation of an indeterminate amount of Warrants.

Settlement Agreement

On March 31, 2020, the Company entered into a settlement agreement and release of claims (the “Settlement Agreement”) settling claims (the “Claims”) relating to (i) outstanding transaction fees related to a previous debenture financing, (ii) settlement of a disputed claim for royalties relating to a previous debenture financing, and (iii) settlement of offsetting charges related to a promotion and supply agreement.  Pursuant to the Settlement Agreement, the Company issued an aggregate of 10,683,677 Equity Securities in full settlement of the Claims.

The foregoing are summaries of certain material terms and conditions of the Conversion Agreements and Settlement Agreement, and are not complete descriptions thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of Conversion Agreements and Settlement Agreement attached to this Current Report on Form 8-K as Exhibits 4.1 to 4.3, and incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement.

On March 31, 2020, the Company terminated the Sponsorship Agreement between and among the Company, Simply Mac, Inc. (“Simply Mac”), a subsidiary of the Company, Torque Esports Corp. and Ideas & Cars Ltd.  The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 3.02Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The issuance of Equity Securities pursuant to the Conversion Agreements was made in reliance on the exemption from registration provided by Section 3(a)(9) the Securities Act of 1933, as amended (the “Securities Act”).  Equity Securities issued pursuant to the Settlement Agreement were issued in reliance on the exemption from registration provided by either Rule 903 of Regulation S or Section 4(a)(2) the Securities Act.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing entry into the Conversion Agreements and the issuance of Equity Securities is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, irrespective of any incorporation by reference language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Form of Conversion Agreement to 0% Senior Convertible Note
4.2	Form of Conversion Agreement to 12.0% Unsecured Convertible Note
4.3	Form of Settlement Agreement and Release of Claims
99.1	Press Release dated April 1, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	April 1, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer